Exhibit 99.1

Unaudited Pro Forma Financial Information as of and for the Six Months Ended June 30, 2010 and for the

Year Ended December 31, 2009.

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

On October 6, 2010, InterMune, Inc. (“InterMune”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd (together, “Roche”) pursuant to which InterMune sold to Roche all of its worldwide development and commercialization rights to danoprevir for $175.0 million in cash. In connection with this transaction, InterMune and Roche terminated their Exclusive License and Collaboration Agreement, dated October 16, 2006, as amended (the “Collaboration Agreement”).

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 is presented as if the transaction had occurred as of that date. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 are presented as if the transaction had occurred at the beginning of each period.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the InterMune’s pro forma results of operations and financial position in accordance with Article 11 of Securities and Exchange Commission Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with InterMune’s consolidated financial statements and notes thereto included in InterMune’s Annual Report on Form 10-K for the period ended December 31, 2009. The unaudited pro forma condensed consolidated financial information is for informational purposes only and may not necessarily be indicative of what InterMune’s results of operations or financial position would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of InterMune’s results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain assumptions that InterMune believes are reasonable under the circumstances. The actual amounts could differ.

INTERMUNE, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

(in thousands, except share and per share amounts)

	June 30, 2010
	Historical	Adjustments			Pro forma
Assets
Current assets:
Cash and cash equivalents	$19,545		$175,000	A	$194,545
Available-for-sale securities	126,277				126,277
Accounts receivable, net of allowances of $44	2,127				2,127
Inventories	1,294				1,294
Prepaid expenses and other current assets	2,979				2,979

Total current assets	152,222		175,000		327,222
Non-current available-for-sale securities	4,902				4,902
Property and equipment, net	2,303				2,303
Other assets	2,013				2,013

Total assets	$161,440		$175,000		336,440

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$8,289	$			$8,289
Accrued compensation	3,700				3,700
Convertible notes - current portion	42,370				42,370
Other accrued liabilities	13,209		2,400	B	12,337
			(3,272)	C

Total current liabilities	67,568		(872)		66,696
Deferred rent	608				608
Deferred collaboration revenue	54,809		(54,809)	C	—
Convertible notes - noncurrent portion	85,000				85,000
Stockholders’ equity (deficit):
Common stock	56				56
Additional paid-in capital	928,076				928,076
Accumulated other comprehensive income	215				215
Accumulated deficit	(974,892)		230,681	D	(744,211)

Total stockholders’ equity (deficit)	(46,545)		230,681		184,136

Total liabilities and stockholders’ equity (deficit)	$161,440		$175,000		$336,440

See notes to unaudited pro forma condensed consolidated financial statements.

INTERMUNE, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Six Months Ended June 30, 2010
	Historical	Adjustments			Pro forma
Revenue, net:
Actimmune	$10,338	$			$10,338

Collaboration revenue	1,636		(1,636)	E	—

Total revenue, net	11,974		(1,636)		10,338
Costs and expenses:
Cost of goods sold	3,808				3,808
Research and development	35,201		(4,555)	F	30,646
General and administrative	27,863				27,863
Restructuring charges	1,261				1,261

Total costs and expenses	68,133		(4,555)		63,578

Loss from operations	(56,159)		2,919		(53,240)
Other income (expense):
Interest income	310				310
Interest expense	(4,179)				(4,179)
Other income (expense)	605				605

Net loss before tax	$(59,423)		$2,919		$(56,504)
Income tax expense (benefit)			992	G	992

Net loss	$(59,423)		1,927		$(57,496)

Basic and diluted net loss per share	$(1.11)				$(1.08)

Shares used in computing basic and diluted net loss per share	53,402				53,402

See notes to unaudited pro forma condensed consolidated financial statements.

INTERMUNE, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Year Ended December 31, 2009
	Historical	Adjustments			Pro forma
Revenue, net:
Actimmune	$25,428	$			$25,428
Collaboration revenue	23,272		(23,272)	E	—

Total revenue, net	48,700		(23,272)		25,428
Costs and expenses:
Cost of goods sold	6,997				6,997
Research and development	89,138		(22,053)	F	67,085
Acquired research and development and milestone expense	15,250				15,250
General and administrative	37,461				37,461
Restructuring charges	697				697

Total costs and expenses	149,543		(22,053)		127,490

Loss of operations	(100,843)		(1,219)		(102,062)
Other income (expense):
Loss from extinguishment of debt	(11,014)				(11,014)
Interest income	1,727				1,727
Interest expense	(10,129)				(10,129)
Other income (expense)	6,393				6,393

Loss from continuing operations before income taxes	$(113,866)		$(1,219)		$(115,085)
Income tax expense (benefit)	2,154		(414)	G	1,740

Net loss	(116,020)		(805)		(116,825)

Basic and diluted net loss per share	$(2.62)				$(2.63)

Shares used in computing basic and diluted net loss per share	44,347				44,347

See notes to unaudited pro forma condensed consolidated financial statements.

Notes to Pro Forma Condensed Consolidated Financial Statements

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements present financial information for InterMune giving effect to the sale of InterMune’s worldwide development and commercialization rights to danoprevir to Roche for $175.0 million in cash, which was effective as of October 6, 2010. It also reflects the termination of the Collaboration Agreement. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 is presented as if the transaction occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 are presented as if the transaction had occurred at the beginning of each period, respectively.

Unaudited Pro Forma Condensed Consolidated Financial Adjustments:

A)	This pro forma adjustment reflects proceeds from the sale to Roche of our worldwide development and commercialization rights to danoprevir and the termination of the Collaboration Agreement;

B)	This pro forma adjustment to other accrued liabilities reflects the estimated liability for costs and expenses related to this transaction;

C)	This pro forma adjustment reflects the recognition of all remaining deferred collaboration revenue in connection with the termination of the Collaboration Agreement;

D)	Included in pro forma accumulated deficit at June 30, 2010 is the $172.6 million gain recognized in connection with the sale of InterMune’s worldwide development and commercialization rights to danoprevir to Roche for $175.0 million in cash and $58.1 million of revenue associated with the immediate recognition as revenue of the previously deferred revenue as a result of the termination of the Collaboration Agreement. This adjustment also includes $2.4 million of estimated transaction costs. These adjustments are reflected in the unaudited pro forma condensed consolidated balance sheet, but are not reflected in the unaudited pro forma condensed consolidated statements of operations included herein since these adjustments are nonrecurring and directly attributable to the transaction;

E)	These adjustments reflect the elimination of revenue recognized in connection with the Collaboration Agreement;

F)	These adjustments reflect the elimination of direct costs incurred in connection with the Collaboration Agreement; and

G)	The adjustments reflect the tax effect of pro forma adjustments at the statutory tax rates and are not based on InterMune’s effective tax rate, which is 0%.